As filed with the Securities and Exchange Commission on June 14, 2004.

                                                           File No. 70-9577

                       SECURITIES AND EXCHANGE COMMISSION
                                450 FIFTH STREET
                             WASHINGTON, D.C. 20549

                   ------------------------------------------

                AMENDMENT NO. 11 (POST-EFFECTIVE AMENDMENT NO. 9)
                                       TO
                        FORM U-1 APPLICATION-DECLARATION
                                      UNDER
                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                  --------------------------------------------

                                  Cinergy Corp.
                         Cinergy Global Resources, Inc.
                         Cinergy Capital & Trading, Inc.
                             139 East Fourth Street
                             Cincinnati, Ohio 45202

                    (Name of companies filing this statement
                   and address of principal executive offices)

                                  Cinergy Corp.

                    (Name of top registered holding company)

                                Wendy L. Aumiller
                                    Treasurer
                                  Cinergy Corp.
                                 (address above)

                     (Name and address of agent for service)


                        Please direct communications to:

                   George Dwight II/ Associate General Counsel
                                  Cinergy Corp.
                                 (address above)
                                513-287-2643 (ph)
                                513-287-3810 (f)
                               gdwight@cinergy.com


Reference is made to Amendments Nos. 7 through 10 in this docket (Post-Effective Amendments Nos. 5 through 8) filed on December 14, 2001, January 15, 2002, February 15, 2002 and March 8, 2002, respectively (collectively, the "Restructuring U-1 Amendments"; any capitalized terms used herein without separate definition have the respective meanings assigned thereto in Amendment No. 10).

In the Restructuring U-1 Amendments, Cinergy and the other applicants hereto ("Applicants") requested that the Commission release its jurisdiction reserved in the Prior Orders with respect to, and promptly issue an order authorizing, the CG&E restructuring transaction proposed in the Restructuring U-1 Amendments.

Applicants hereby withdraw such request. Applicants request that the Commission continue to reserve jurisdiction, pending completion of the record, over (1) any increase in Cinergy's total capitalization (excluding retained earnings and accumulated other comprehensive income) by an aggregate amount greater than $5,000,000,000, and (2) any use of proceeds of financings authorized by the Commission for any transaction that would be subject to the Restructuring Limit (including the CG&E restructuring transaction referred to above).



                                    SIGNATURE


         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, each of the undersigned companies has duly caused this amended application-declaration on Form U-1 to be signed on its behalf by the officer indicated below.

         Dated:  June 14, 2004

                                            CINERGY CORP.

                                            By:  /s/James B. Gainer
                                                  James B. Gainer
                                       Vice President, Regulatory & Legislative
                                                  Strategy

                                            CINERGY GLOBAL RESOURCES, INC.

                                            By:  /s/Wendy L. Aumiller
                                                  Wendy L. Aumiller
                                                  Treasurer

                                            CINERGY CAPITAL & TRADING, INC.

                                            By:  /s/Wendy L. Aumiller
                                                  Wendy L. Aumiller
                                                  Treasurer